PRESS RELEASE

                                                 Dataram Contact:

                                                 Mark Maddocks
                                                 Vice President-Finance, CFO
                                                 609-799-0071
                                                 info@dataram.com


          DATARAM REPORTS FISCAL 2011 THIRD QUARTER FINANCIAL RESULTS

PRINCETON, N.J. March 16, 2011 - Dataram Corporation (NASDAQ: DRAM) today reported its financial results for its fiscal third quarter and nine months ended January 31, 2011. Revenues for the third quarter and first nine months of fiscal 2011 were $11.9 million and $35.6 million, respectively, which compares to $12.3 million and $32.1 million for the comparable prior year periods. The Company incurred a pre-tax net loss for the third quarter of the current fiscal year of $0.8 million which compares to a pre-tax net loss of $1.3 million for the comparable prior year period. Nine month pre-tax net loss totaled $3.8 million versus $5.5 million for the comparable prior year period.

John H. Freeman, Dataram's president and CEO commented, "The release schedule and development of our XcelaSAN product line is on track. We have completed our coding and testing of High Availability functionality. Systems with High Availability functionality are shipping to customers this quarter."

Walker Blount, a respected storage systems analyst at Web-Feet Research, a memory and storage research firm said, "The subtle beauty of the Dataram XcelaSAN Model 100 is mid-level enterprise users have the most cost-effective and true plug-and-play fast storage appliance (450,000 IOPS), resulting in ease of integration for existing enterprise architectures. It can be up and running in less than two hours in a Fibre Channel server system. Users are looking for solutions that are easy to implement and that provide real cost savings - XcelaSAN delivers on both."

Mr. Freeman continued, "In the third quarter, our revenues and gross margin recovered from the decline we experienced in our second quarter and were in line with our expectations. Nonetheless, we are proceeding with our plan to improve profitability and minimize the impact of periodic downward market fluctuations. We will complete the consolidation of our manufacturing facilities by the end of the current fiscal year and have already reduced our S, G & A expenses in our memory solutions business. We project continued growth in our memory solutions business. Our actions should position this business unit to operate more profitably at current revenue levels."

The Company's net loss for the third quarter was $0.8 million, or $0.09 per share which compares to a net loss of $6.5 million, or $0.73 per share for the comparable prior year period. Nine month net loss totaled $3.8 million versus $9.1 million for the prior comparable period. In the third quarter of the current fiscal year the Company's XcelaSAN development project met the accounting requirements of having established technological feasibility, and accordingly, the Company capitalized approximately $0.8 million of XcelaSAN development costs. The net loss for the prior year three and nine months comparable periods includes income tax expense of $5.3 million and $3.6 million , respectively, and is comprised of a valuation allowance the Company placed on its deferred income tax assets.

Mr. Freeman concluded, "We have taken the necessary actions to ensure that our memory solutions business is profitable and growing. Our outlook for XcelaSAN is strong, particularly as High Availability functionality is now a reality."


ABOUT DATARAM CORPORATION

Founded in 1967, Dataram is a worldwide leader in the manufacture of high-quality computer memory, storage and software products. Our products and services deliver IT infrastructure optimization, dramatically increase application performance and deliver substantial cost savings. Dataram solutions are deployed in 70 Fortune 100 companies and in mission-critical government and defense applications around the world. For more information about Dataram, visit www.dataram.com.

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.





                           Financial Tables Follow






























                             DATARAM CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)
                                  (Unaudited)


                                Third Quarter Ended        Nine Months Ended
                                    January 31,                January 31,
                                ___________________        _________________
                                2011           2010       2011          2010

Revenues                   $   11,873    $   12,284    $  35,566    $ 32,147

Costs and expenses:
  Cost of sales                 8,970         8,899       27,127      23,490
  Engineering and development     237           220          723         732
  Research and development        112           892        1,825       3,388
  Selling, general and
    administrative              2,954         3,009        8,556       8,851
  Stock-based compensation
    expense*                      148           346          461         726
  Intangible asset amortization   107           164          322         492
                           __________    __________    _________   _________
                               12,528        13,530       39,014      37,679

Loss from operations             (655)       (1,258)      (3,448)     (5,532)

Other income (expense)           (179)          (11)        (339)         11
                           __________    __________    _________    ________

Loss before income taxes         (834)       (1,257)      (3,787)     (5,521)

Income tax expense                  5         5,281            5       3,611
                           __________    __________    _________    ________

Net loss                   $     (839)   $   (6,538)   $  (3,792)   $ (9,132)
                           ==========    ==========    =========    ========

Net loss per share:
  Basic                    $    (0.09)   $    (0.73)   $   (0.43)   $  (1.03)
                           ==========    ==========    =========    ========
  Diluted                  $    (0.09)   $    (0.73)   $   (0.43)   $  (1.03)
                           ==========    ==========    =========    ========

Weighted average number of
  shares outstanding:
  Basic                         8,928         8,869        8,920       8,882
                           ==========    ==========    =========    ========
  Diluted                       8,928         8,869        8,920       8,882
                           ==========    ==========    =========    ========

*Items are recorded as a component of operating costs and expenses in the Company's financial statements filed with the Securities and Exchange Commission on Form 10-Q.



                     DATARAM CORPORATION AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (Unaudited)



                                          January 31, 2011     April 30, 2010

ASSETS
Current assets
  Cash and cash equivalents               $           466      $       2,507
  Accounts receivable, net                          3,573              5,344
  Inventories                                       5,108              6,872
  Other current assets                                328                 87
                                          __________________________________
    Total current assets                            9,475             14,810

Property and equipment, net                           787              1,117

Other assets                                           83                105

Intangible assets, net                              1,313                867

Goodwill                                            1,186                754
                                          __________________________________

Total assets                              $        12,844      $      17,653
                                          ==================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                        $         2,199      $       3,523
  Accrued liabilities                                 704              1,738
  Notes payable                                     1,867              1,000
                                          __________________________________
    Total current liabilities                       4,770              6,261


Stockholders' equity                                8,074             11,392
                                          __________________________________

Total liabilities and
stockholders' equity                      $        12,844      $      17,653
                                          ==================================